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                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of January 18, 2001, between CORE, INC., a Massachusetts Corporation (hereinafter called "CORE" or the "Company"), and Craig C. Horton (hereinafter called "Executive").

         WHEREAS, Executive is presently an employee and officer of the Company;

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of July 15, 1999 (the "Agreement"); and

         WHEREAS, the Company and Executive each desire to enter into this First Amendment to Employment Agreement concerning Executive's continuing employment with the Company;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by both parties hereto, the Company and Executive agree as follows:

         1. Section 8 of the Agreement is hereby amended by adding the following
Section 8(g) to the end of such Section 8:

         " (g) TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL. Within twelve months following a Change in Control (as defined in Section 8(f)), Executive may terminate employment hereunder for Good Reason (as defined below) upon thirty (30) days prior written notice to the Company, in which event Executive's employment hereunder shall terminate and Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including unpaid salary, pro-rated earned bonus (if any), benefits and accrued and unused vacation and sick time; and

                  (ii) severance payments comprising salary and health care benefits continuing for 18 months from the date of termination (provided such payments shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after one year from the termination date and Executive shall timely report to CORE any such compensation), such salary continuation payments to be made bi-weekly, or otherwise consistent with CORE's payroll policies and shall be subject to applicable federal, state and local payroll tax deductions and withholdings.

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                  Notwithstanding the requisite 30 day notice period in
         Executive's notice, the Company may elect to have Executive's services terminate immediately, provided the Company pays Executive compensation and benefits during the period after written notice has been delivered and prior to the effective termination date.

                  For the purposes of this Agreement "Good Reason" shall mean the occurrence (without Executive's express written consent), of any of the following acts by the Company, unless such act is corrected by the Company prior to the date of termination specified in the notice of termination given by Executive in respect thereof:

                           (i) the assignment to Executive of any duties
                  substantially inconsistent with Executive's status as an executive officer of CORE, a substantial alteration in the nature or status of Executive's title and duties as set forth in Section 1 and 2, a diminution in Executive's duties or the assignment to a position of lesser authority or responsibility than Executive had prior to the Change in Control;

                           (ii) any material breach by the Company of any
                  material provision of this Agreement;

                           (iii) any purported termination by the Company of
                  Executive's employment which is effected other than as provided in this Agreement; or

                           (iv) the requirement that Executive be based at any
                  office or location other than one within a fifty (50) mile radius of CORE's facilities in Los Angeles, California."

         2. Except as otherwise expressly provided herein, all provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Employment Agreement to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

                                   CORE, INC.


                                   By:  /s/ George C. Carpenter IV
                                        -----------------------------------
                                   Title: CEO



                                   /s/ Craig C. Horton
                                   ----------------------------------------
                                   Craig C. Horton
                                   ("Executive")